UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

September 21, 2011
Date of Report (Date of earliest event reported)

Searchlight Minerals Corp.
(Exact name of Registrant as specified in its charter)

Nevada	000-30995	98-0232244
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

#120 – 2441 West Horizon Ridge Pkwy., Henderson, Nevada 89052
(Address of principal executive offices)
(Zip Code)

(702) 939-5247
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      OTHER EVENTS.

On September 21, 2011, Robert D. McDougal, who is a director of Searchlight Minerals Corp., a Nevada corporation (the “Company”), entered into a Rule 10b5-1 trading plan.

The trading plan is an agreement between Mr. McDougal and his broker to sell 200,000 shares of common stock of the Company.  Shares will be sold under the plan on the open market at prevailing market prices and subject to a minimum price threshold specified in the plan.  The plan was executed during the Company’s window period at a time when Mr. McDougal represented that he was not in possession of material, non-public information about the Company, and was in compliance with the Company’s trading policy for insiders and the provisions of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.  Any transactions under the plan will be disclosed Form 4 filings, if required by applicable law, with the Securities and Exchange Commission.  The trading plan terminates on November 20, 2011.

Mr. McDougal has informed us that he will be selling shares of the Company’s common stock in the near future under his plan and he intends to use the proceeds from sales of his shares to pay the exercise price of $0.61 per share and the taxes on all of his stock options which are set to expire on November 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARCHLIGHT MINERALS CORP.

Dated: September 27, 2011	By:	/s/ Martin B. Oring
Martin B. Oring
President